Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan and 2019 Employee Stock Purchase Plan of PagerDuty, Inc. of our report dated March 19, 2020, with respect to the consolidated financial statements of PagerDuty, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
March 19, 2020